EXHIBIT 32.1


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                         RULE 13a-14(b) OR 15d-14(b) AND
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report of Blackfoot Enterprises, Inc. (the "Company") on Form 10-QSB for quarter year ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Johann Rath, Chief Executive Officer of the Company, and Terri Russo, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: April 29, 2004                     By:  /s/ JOHANN RATH
                                          --------------------------------
                                          Johann Rath, President and Chief
                                          Executive Officer and Director


Dated: April 29, 2004                     By:  /s/ TERRI RUSSO
                                          --------------------------------
                                          Terri Russo, Treasurer and Chief
                                          Financial Officer and Director